EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS
FOR FOURTH QUARTER AND FISCAL YEAR 2018

•	For the quarter ended March 31, 2018

◦	GAAP and Non-GAAP net sales of $1.002 billion, up 0.8% sequentially and up 11.0% from the year ago quarter. The midpoint of our guidance provided on March 1, 2018 was net sales of $984.3 million.

◦
On a GAAP basis: record gross margins of 61.4%; operating income of $244.1 million; net income of $146.7 million; and EPS of $0.58 per diluted share, adversely impacted by one-time tax expense of $38.9 million, primarily from the Tax Cuts and Jobs Act and a mark-to-market loss of $15.5 million on investments that will be liquidated to help fund our Microsemi acquisition. Our guidance provided on March 1, 2018 was EPS of $0.73 to $0.79 per diluted share.

◦
On a non-GAAP basis: record gross margins of 61.7%; record operating income of $395.6 million and 39.5% of net sales; record net income of $351.3 million and record EPS of $1.40 per diluted share, up 20.7% from the year ago quarter. Our guidance provided on March 1, 2018 was EPS of $1.32 to $1.37 per diluted share.

◦	Cash flow from operations of $359.6 million.

◦	Record quarterly dividend declared of 36.35 cents per share.

•	For Fiscal Year 2018

◦	Record GAAP and Non-GAAP net sales of $3.981 billion.

◦
On a GAAP basis: record gross margins of 60.8%; record operating income of $936.3 million; net income of $255.4 million, adversely impacted by a one-time tax expense of $465.2 million primarily related to the Tax Cuts and Jobs Act; and EPS of $1.03 per diluted share.

◦	On a Non-GAAP basis: record gross margins of 61.1%; record operating income of $1.542 billion; record net income of $1.356 billion and record EPS from of $5.45 per diluted share.

CHANDLER, Arizona - May 8, 2018 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller, mixed signal, analog and Flash-IP solutions, today reported results for the three months and fiscal year ended March 31, 2018 as summarized in the following table:

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Fourth Quarter and Fiscal 2018
Financial Results

(in millions, except per share amounts and percentages)	Three Months Ended March 31, 2018				Year Ended March 31, 2018
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$1,002.3		$1,002.3		$3,980.8		$3,980.8
Gross Margin	$615.1	61.4%	$618.4	61.7%	$2,420.7	60.8%	$2,433.9	61.1%
Operating Income	$244.1	24.4%	$395.6	39.5%	$936.3	23.5%	$1,542.0	38.7%
Other Expense	$(55.9)		$(12.3)		$(199.0)		$(57.5)
Income Tax Provision	$41.5		$32.1		$481.9		$128.9
Net Income	$146.7	14.6%	$351.3	35.0%	$255.4	6.4%	$1,355.6	34.1%
Earnings per Diluted Share	$0.58		$1.40		$1.03		$5.45
See the "Use of Non-GAAP Financial Measures" section of this release.

GAAP net sales for the fourth quarter of fiscal 2018 were $1.002 billion, up 11.0% from GAAP net sales of $902.7 million in the prior year's fourth fiscal quarter. GAAP net income from continuing operations for the fourth quarter of fiscal 2018 was $146.7 million, or $0.58 per diluted share, up from GAAP net income from continuing operations of $136.9 million, or $0.57 per diluted share, in the prior year's fourth fiscal quarter. The prior year's GAAP net income results were significantly adversely impacted by purchase accounting adjustments associated with our Atmel acquisition.

Non-GAAP net sales for the fourth quarter of fiscal 2018 were $1.002 billion, up 11.0% from non-GAAP net sales of $902.7 million in the prior year's fourth fiscal quarter. Non-GAAP net income from continuing operations for the fourth quarter of fiscal 2018 was $351.3 million, or $1.40 per diluted share, up 26.9% from non-GAAP net income of $276.9 million, or $1.16 per diluted share, in the prior year's fourth fiscal quarter. For fiscal 2018 and fiscal 2017, our non-GAAP results exclude the effect of discontinued operations, share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), preclusion of revenue recognition under GAAP for inventory in the distribution channel on the acquisition dates of our acquisitions, revenue recognition changes related to Atmel distributors resulting from changes to business practices with those distributors, non-cash interest expense on our convertible debentures, adjustments for a manufacturing excursion issue with one of our suppliers, losses on the settlement of our convertible debentures, gains on equity securities, impairments on available-for-sale investments, the related income tax implications of these items, tax adjustments in accordance with ASC 740-270, and one-time tax events including the impact of the Tax Cuts and Jobs Act. Certain of these non-GAAP items are also reflected in our non-GAAP results for the fourth quarters of fiscal 2018 and fiscal 2017. A reconciliation of our non-GAAP and GAAP results is included in this press release.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2018
Financial Results

GAAP net sales for the fiscal year ended March 31, 2018 were $3.981 billion, an increase of 16.8% from net sales of $3.408 billion in the prior fiscal year. On a GAAP basis, consolidated net income from continuing operations for the fiscal year ended March 31, 2018 was $255.4 million, or $1.03 per diluted share, an increase of 49.7% from net income from continuing operations of $170.6 million, or $0.73 per diluted share in the prior fiscal year. The prior year's GAAP net income results were significantly adversely impacted by purchase accounting adjustments associated with our Atmel acquisition. The current year's GAAP net income results were significantly adversely impacted by one-time tax adjustments related to the Tax Cuts and Jobs Act of 2017.

Non-GAAP net sales for the fiscal year ended March 31, 2018 were $3.981 billion, an increase of 13.7% from net sales of $3.502 billion in the prior fiscal year. On a non-GAAP basis, net income for the fiscal year ended March 31, 2018 was $1.356 billion, or $5.45 per diluted share, an increase of 44.7% from net income of $937.1 million, or $3.99 per diluted share, in the prior fiscal year.

Microchip announced today that its Board of Directors has declared a record quarterly cash dividend on its common stock of 36.35 cents per share. The quarterly dividend is payable on June 4, 2018 to stockholders of record on May 21, 2018.

"Our March 2018 quarterly financial results were excellent," said Steve Sanghi, Chief Executive Officer. "Our net sales were up 11% from the March 2017 quarter, and above the high end of our March 1, 2018 guidance update."

Mr. Sanghi added, "Fiscal 2018 was clearly the best year in Microchip's history, in which many new records were made including net sales, gross profit and operating income. I want to thank all of Microchip's worldwide employees for their tireless work to drive Microchip's outstanding performance!"

"In the March 2018 quarter our microcontroller net sales were $657.3 million, up 12.2% from the March 2017 quarter," said Ganesh Moorthy, President and Chief Operating Officer. "Gartner Dataquest recently released their market-share report for calendar year 2017, which indicates that Microchip was the fastest growing microcontroller franchise in 2017, growing at almost 2.5 times the rate of the market."

Mr. Moorthy added, "In the March 2018 quarter our analog net sales were a record $242.3 million and represented 24.5% of Microchip's net sales. We are experiencing a rapid expansion of our design pipeline for our analog products as our Microchip 2.0 initiatives continue to gain traction."

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Microchip Technology Reports
Fourth Quarter and Fiscal 2018
Financial Results

Eric Bjornholt, Microchip's Chief Financial Officer, said, "Due to our stronger than anticipated net sales in the March 2018 quarter, we ended the quarter with 112 days of inventory, modestly below our targeted inventory range of 115 to 120 days."

Mr. Bjornholt added, "Cash flow from operations was $359.6 million in the March 2018 quarter. As of March 31, 2018, the cash and total investment position on our balance sheet was $2.197 billion."

Commenting on the pending acquisition of Microsemi, Mr. Sanghi said, "On April 12, 2018 we received U.S. anti-trust clearance. On April 19, 2018, China's MOFCOM accepted Microchip's filing for review under Simplified Procedure. On May 7, 2018 we received Japan anti-trust approval. We expect several other countries to clear their anti-trust review this month. The Microsemi shareholder vote is scheduled for May 22, 2018, and we believe that we are on schedule for closing the acquisition sometime during June 2018."

Commenting on the business environment, Mr. Sanghi added, "Our total backlog is at an all-time record, and we believe we are well-positioned for continued growth in fiscal 2019 with our total system solutions and Microchip 2.0 initiatives continuing to gain traction."

Mr. Sanghi added, "Beginning April 1, 2018, we adopted the new GAAP revenue recognition standard which requires us to recognize revenue at the time products are sold to distributors whereas currently, revenue on such transactions are deferred until the product is sold by our distributor to an end customer. We are not able to provide guidance on a GAAP basis as we are not able to predict whether inventory at our distributors will increase or decrease in relation to end-market demand. As evidence of this uncertainty, in recent years, we have seen net inventory at our distributors increase or decrease by a significant amount in a single quarter. Our non-GAAP revenue will be based on what we believe reflects true end-market demand in which we measure the revenue based on when the product is sold by our distributors to an end customer.”

Mr. Sanghi concluded, "Based on end-market demand, we expect our non-GAAP total net sales in the June 2018 quarter to be sequentially up between 1% and 6%. Our non-GAAP earnings per share are expected to be between $1.39 and $1.49."

Microchip's Highlights for the Quarter Ended March 31, 2018:

•	Announced the DSA family of automotive-grade MEMS oscillators, providing solutions that improve timing reliability and performance in harsh environments.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2018
Financial Results

•
Announced the SAMA5D2 System on Module (SOM), integrating power management, non-volatile boot memory, Ethernet PHY and high-speed DDR memory on a small, single-sided PCB ideal for industrial-grade Linux designs.

•	Unveiled the PIC16F18446 and ATmega4809 families, introducing new microcontrollers (MCUs) that feature Core Independent Peripherals (CIPs) and intelligent analog.

•	New MPLAB® PICkit™ 4 In-Circuit Debugger introduced faster programming, wider voltage range and improved interface options, enhancing the development process for embedded design engineers.

•	Microchip was named one of New York State’s Best Places to Work by the New York State Council SHRM (NYS SHRM) for the third year in a row.

First Quarter Fiscal Year 2019 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. The table below provides our guidance on a non-GAAP basis for the June 30, 2018 quarter.

Microchip Consolidated Guidance
Non-GAAP[1]

Net Sales	$1.012 to $1.062 billion
Gross Margin[2]	61.6% to 62.0%
Operating Expenses	22.0% to 22.4%
Operating Income	39.2% to 40.0%
Other Expense	$14.75 to $16.75 million
Income Tax Expense[3]	8% to 9%
Net Income	$345.9 to $377.4 million
Diluted Common Shares Outstanding[4]	Approximately 249 to 253 million shares
Earnings per Diluted Share[4]	$1.39 to $1.49
1    See the "Use of Non-GAAP Financial Measures" section of this release.
2    See Footnote 2 under the "Use of Non-GAAP Financial Measures" section of this release.
3    Represents expected cash tax rate for fiscal year 2019 excluding any transition tax payments associated with the Tax Cuts and Jobs Act.
4    Earnings per share has been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2018
Financial Results

•
Microchip's inventory days in the June 2018 quarter are expected to be in the range of 106 to 116 days of inventory. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending June 30, 2018 are expected to be between $70 million and $90 million including approximately $40 million to purchase a building in San Jose which we previously leased. Capital expenditures for all of fiscal year 2019 are expected to be between $200 million and $250 million. We are continuing to invest in the equipment needed to support the growth of our production capabilities for fast growing new products and technologies.

[1]
Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of discontinued operations, share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), preclusion of revenue recognition under GAAP for inventory in the distribution channel on the acquisition dates of our acquisitions, revenue recognition changes related to Atmel distributors resulting from changes to business practices with those distributors, non-cash interest expense on our convertible debentures, adjustments for a manufacturing excursion issue with one of our suppliers, losses on the settlement of our convertible debentures, gains on equity securities, impairments on available-for-sale investments, the related income tax implications of these items, tax adjustments in accordance with ASC 740-270, and one-time tax events including the impact of the Tax Cuts and Jobs Act.

Following our required adoption of the new revenue recognition standard effective April 1, 2018, our Non-GAAP adjustments will include the effect of our distributors increasing or decreasing their inventory holdings. Under the new GAAP revenue recognition standard, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. Therefore, the elements of our internal performance and executive and employee compensation metrics that are based on sales and operating results will be measured on a non-GAAP basis using the value of the end-market demand for our products. We use non-GAAP net sales for these purposes because we do not believe that the underlying value of our business benefits from increases in the value of inventory that is held in the supply chain. As many of our products are designed into customer applications with relatively long lives, such value is only realized when the end market demand is created and the supply chain sells the inventory to the end customer. We believe the use of non-GAAP net sales is also important to investors and users of our financial statements as it reflects the final outcome of our sales activities whereas our GAAP net sales are based on estimates made earlier in (or before the end of) the process of creating and fulfilling demand is complete. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the

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Microchip Technology Reports
Fourth Quarter and Fiscal 2018
Financial Results

time and location the end customer desires. Therefore, we believe that it is useful to investors for us to disclose non-GAAP results that reflect the value of the end market demand for our products. These non-GAAP results will include adjusting GAAP net sales, cost of sales, gross margin and EPS for the change in distributor inventory holdings.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net, non-GAAP income tax rate, non-GAAP net income from continuing operations, and non-GAAP diluted earnings per share from continuing operations which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information, including the effect of changes in distributor inventory holdings because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results and provides better information regarding end-market demand for our products. Management uses these non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We do not consider such items when developing and monitoring our budgets and spending. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, mixed-signal products, analog products and memory products sold and licensing revenue; variances in manufacturing yields;

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Microchip Technology Reports
Fourth Quarter and Fiscal 2018
Financial Results

fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

[3]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the June 2018 quarter between $85 and $95 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions except per share amounts) (unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017

Net sales	$1,002.3	$902.7	$3,980.8	$3,407.8
Cost of sales	387.2	369.9	1,560.1	1,650.6
Gross profit	615.1	532.8	2,420.7	1,757.2

Research and development	133.5	127.1	529.3	545.3
Selling, general and administrative	114.5	111.2	452.1	499.8
Amortization of acquired intangible assets	122.8	94.3	485.5	337.7
Special charges and other, net	0.2	46.1	17.5	98.6
Operating expenses	371.0	378.7	1,484.4	1,481.4

Operating income	244.1	154.1	936.3	275.8
Losses on equity method investments	(0.1)	(0.1)	(0.2)	(0.2)
Other expense, net	(55.8)	(82.2)	(198.8)	(185.8)

Income before income taxes	188.2	71.8	737.3	89.8
Income tax provision (benefit)	41.5	(65.1)	481.9	(80.8)
Net income from continuing operations	146.7	136.9	255.4	170.6
Discontinued operations:
Loss from discontinued operations	—	—	—	(7.6)
Income tax benefit	—	—	—	(1.6)
Net loss from discontinued operations	—	—	—	(6.0)

Net income	$146.7	$136.9	$255.4	$164.6

Basic net income per common share
Net income from continuing operations	$0.63	$0.61	$1.10	$0.79
Net loss from discontinued operations	—	—	—	(0.03)
Net income	$0.63	$0.61	$1.10	$0.76
Diluted net income per common share
Net income from continuing operations	$0.58	$0.57	$1.03	$0.73
Net loss from discontinued operations	—	—	—	(0.02)
Net income	$0.58	$0.57	$1.03	$0.71

Basic common shares outstanding	234.6	222.7	232.9	217.2
Diluted common shares outstanding	251.5	239.2	248.9	234.8

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in millions)

ASSETS

	March 31,	March 31,
	2018	2017
	(Unaudited)
Cash and short-term investments	$2,196.6	$1,302.8
Accounts receivable, net	563.7	478.4
Inventories	476.2	417.2
Assets held for sale	—	6.4
Other current assets	119.8	100.2
Total current assets	3,356.3	2,305.0

Property, plant and equipment, net	767.9	683.3
Long-term investments	—	107.5
Other assets	4,133.0	4,591.1
Total assets	$8,257.2	$7,686.9

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$373.7	$361.7
Deferred income on shipments to distributors	333.8	292.8
Current portion of long-term debt	1,309.9	50.0
Total current liabilities	2,017.4	704.5

Long-term debt	1,758.4	2,900.5
Long-term income tax payable	754.9	184.9
Long-term deferred tax liability	205.8	409.1
Other long-term liabilities	240.9	217.2

Stockholders' equity	3,279.8	3,270.7
Total liabilities and stockholders' equity	$8,257.2	$7,686.9

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions except per share amounts and percentages)
(unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Net sales, as reported	$1,002.3	$902.7	$3,980.8	$3,407.8
Impact of changes in distributor	—	—	—	93.9
Non-GAAP net sales	$1,002.3	$902.7	$3,980.8	$3,501.7

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Gross profit, as reported	$615.1	$532.8	$2,420.7	$1,757.2
Impact of changes in distributor	—	—	—	50.3
Share-based compensation expense	3.3	3.2	13.8	18.7
Manufacturing excursion	—	(1.3)	(0.6)	(0.5)
Acquisition-related restructuring and acquired inventory valuation costs	—	—	—	189.8
Non-GAAP gross profit	$618.4	$534.7	$2,433.9	$2,015.5
Non-GAAP gross profit percentage	61.7%	59.2%	61.1%	57.6%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Research and development expenses, as reported	$133.5	$127.1	$529.3	$545.3
Share-based compensation expense	(10.7)	(9.2)	(42.5)	(46.8)
Acquisition-related and other costs	0.1	(0.8)	—	(0.8)
Non-GAAP research and development expenses	$122.9	$117.1	$486.8	$497.7
Non-GAAP research and development expenses as a percentage of net sales	12.3%	13.0%	12.2%	14.2%

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RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Selling, general and administrative expenses, as reported	$114.5	$111.2	$452.1	$499.8
Share-based compensation expense	(9.3)	(9.6)	(36.9)	(62.6)
Acquisition-related and other costs	(5.3)	(5.2)	(10.1)	(27.2)
Non-GAAP selling, general and administrative expenses	$99.9	$96.4	$405.1	$410.0
Non-GAAP selling, general and administrative expenses as a percentage of net sales	10.0%	10.7%	10.2%	11.7%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Operating expenses, as reported	$371.0	$378.7	$1,484.4	$1,481.4
Share-based compensation expense	(20.0)	(18.8)	(79.4)	(109.4)
Acquisition-related and other costs	(5.2)	(5.9)	(10.0)	(28.0)
Amortization of acquired intangible assets	(122.8)	(94.3)	(485.5)	(337.7)
Special charges and other, net	(0.2)	(46.1)	(17.5)	(98.6)
Non-GAAP operating expenses	$222.8	$213.6	$892.0	$907.7
Non-GAAP operating expenses as a percentage of net sales	22.2%	23.7%	22.4%	25.9%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Operating income, as reported	$244.1	$154.1	$936.3	$275.8
Impact of changes in distributor	—	—	—	50.3
Share-based compensation expense	23.3	22.1	93.2	128.1
Manufacturing excursion	—	(1.3)	(0.6)	(0.5)
Acquisition-related restructuring, acquired inventory valuation and other costs	5.2	5.9	10.1	217.7
Amortization of acquired intangible assets	122.8	94.3	485.5	337.7
Special charges and other, net	0.2	46.1	17.5	98.6
Non-GAAP operating income	$395.6	$321.2	$1,542.0	$1,107.7
Non-GAAP operating income as a percentage of net sales	39.5%	35.6%	38.7%	31.6%

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RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Other expense, net, as reported	$(55.8)	$(82.2)	$(198.8)	$(185.8)
Loss on settlement of convertible debt	—	43.9	15.9	43.9
Non-cash other expense, net	28.1	19.6	110.1	57.9
Gain on equity method investment	—	—	—	(0.5)
Impairment on available-for-sale investments	15.5	—	15.5	1.4
Non-GAAP other expense, net	$(12.2)	$(18.7)	$(57.3)	$(83.1)
Non-GAAP other expense, net, as a percentage of net sales	(1.2)%	(2.1)%	(1.4)%	(2.4)%

RECONCILIATION OF GAAP INCOME TAX PROVISION (BENEFIT) TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Income tax provision (benefit)	$41.5	$(65.1)	$481.9	$(80.8)
Income tax rate, as reported	22.1%	(90.7)%	65.4%	(90.0)%
Impact of changes in distributor	—	—	—	4.2
Share-based compensation expense	6.4	7.6	28.3	44.2
Manufacturing excursion	—	(0.5)	(0.2)	(0.2)
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs	10.0	8.5	39.3	37.2
Special charges and other, net	(0.1)	17.3	5.9	35.4
Loss on settlement of convertible debt	—	16.1	5.3	16.1
Non-cash other expense, net	8.1	7.2	35.8	21.2
Gain on equity method investment	—	—	—	(0.2)
Impairment on available-for-sale investment	0.1	—	0.1	0.5
Non-recurring tax events	(38.9)	(0.5)	(467.5)	9.8
Tax adjustment in accordance with ASC 740-270	5.0	34.9	—	—
Non-GAAP income tax provision	$32.1	$25.5	$128.9	$87.4
Non-GAAP income tax rate	8.4%	8.4%	8.7%	8.5%

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RECONCILIATION OF GAAP NET INCOME FROM CONTINUING OPERATIONS AND GAAP DILUTED NET INCOME PER COMMON SHARE FROM CONTINUING OPERATIONS TO NON-GAAP NET INCOME FROM CONTINUING OPERATIONS AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE FROM CONTINUING OPERATIONS

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Net income from continuing operations	$146.7	$136.9	$255.4	$170.6
Impact of changes in distributor, net of tax effect	—	—	—	46.1
Share-based compensation expense, net of tax effect	16.9	14.5	64.9	83.9
Manufacturing excursion, net of tax effect	—	(0.8)	(0.4)	(0.3)
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	118.1	91.7	456.3	518.3
Special charges and other, net of tax effect	0.3	28.8	11.6	63.2
Loss on settlement of convertible debt, net of tax effect	—	27.8	10.6	27.8
Non-cash other expense, net of tax effect	20.0	12.4	74.3	36.7
Gain on equity method investment, net of tax effect	—	—	—	(0.3)
Impairment on available-for-sale investments, net of tax effect	15.4	—	15.4	0.9
Non-recurring tax events	38.9	0.5	467.5	(9.8)
Tax adjustment in accordance with ASC 740-270	(5.0)	(34.9)	—	—
Non-GAAP net income from continuing operations	$351.3	$276.9	$1,355.6	$937.1
Non-GAAP net income from continuing operations as a percentage of net sales	35.0%	30.7%	34.1%	26.8%
GAAP net income from continuing operations as a percentage of net sales	14.6%	15.2%	6.4%	5.0%
Diluted net income per common share from continuing operations, as reported	$0.58	$0.57	$1.03	$0.73
Non-GAAP diluted net income per common share from continuing operations	$1.40	$1.16	$5.45	$3.99
Diluted common shares outstanding, as reported	251.5	239.2	248.9	234.8
Diluted common shares outstanding Non-GAAP	251.5	239.2	248.9	234.8

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Microchip Technology Reports
Fourth Quarter and Fiscal 2018
Financial Results

Microchip will host a conference call today, May 8, 2018 at 8:30 a.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until May 22, 2018.

A telephonic replay of the conference call will be available at approximately 12:00 p.m. (Eastern Time) on May 8, 2018 and will remain available until 8:00 p.m. (Eastern Time) on May 22, 2018. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 6863962.

Cautionary Statement:

The statements in this release relating to Microchip being the fastest growing microcontroller franchise, experiencing a rapid expansion of our design pipeline for our analog products, continuing to gain traction in our Microchip 2.0 initiatives, that we expect several other countries to clear their anti-trust review this month, that we are on schedule to close the Microsemi acquisition sometime during June 2018, being well-positioned for continued growth in fiscal 2019, expecting total non-GAAP net sales to be up sequentially between 1% and 6%, expecting our non-GAAP earnings per share to be between $1.39 and $1.49, our first quarter fiscal 2019 non-GAAP guidance including net sales, gross margin, operating expenses, operating income, other expense, income tax expense, net income, diluted common shares outstanding, earnings per diluted share, inventory days expected to be in the range of 106 to 116 days, capital expenditures for the June 2018 quarter and for all of fiscal 2019, continuing to invest to support the growth of our production capabilities for fast-growing new products and technologies, our focus on creating demand for our products in the end markets we serve, that Non-GAAP information provides better information regarding end-market demand for our products, and assumed average stock price in the June 2018 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any economic uncertainty due to monetary policy, political or other issues in the U.S. or internationally, any unexpected fluctuations or weakness in the U.S. and global economies (including China), changes in demand or market acceptance of our products and the products of our customers; the impact of current and future changes in U.S. corporate tax laws (including the Tax Cuts and Jobs Act of 2017), foreign currency effects on our business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage and expand our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions (including our pending acquisition of Microsemi Corporation); that the Microsemi transaction may not

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Microchip Technology Reports
Fourth Quarter and Fiscal 2018
Financial Results

close by June 2018 or at all, that the conditions to the closing of the Microsemi transaction will not be satisfied; the impact of any future significant acquisitions that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current or future tax audit or any litigation or other matters involving intellectual property, customers, our Microsemi acquisition or other issues; our actual average stock price in the June 2018 quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 8, 2018 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, the Microchip logo and MPLAB are registered trademarks of Microchip Technology Inc. in the USA and other countries. PICkit is a trademark of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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